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                                                                  Exhibit 1.a(f)
             UNANIMOUS CONSENT OF DIRECTORS OF PROVIDENTMUTUAL LIFE
                         AND ANNUITY COMPANY OF AMERICA


         THE UNDERSIGNED, being all of the Directors of Providentmutual Life and Annuity Company of America, a Delaware corporation (the "Company"), hereby consent, pursuant to Delaware General Corporation Law Section 141(f), to the taking of the following actions and the adoption of the following resolutions without a meeting and agree that such resolutions shall have the same force and effect as though duly adopted at a meeting of the Board of Directors duly called and held in accordance with law and the By-Laws of the Company:


                  WHEREAS, on May 1, 1991, Providentmutual Life and Annuity Company of America (the "Company") established a separate account pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code designated as the "Providentmutual Variable Annuity Separate Account" (the "Account") for use in conjunction with certain variable annuity contracts (the "Contracts"); and

                  WHEREAS, the Company has redomesticated as a Delaware Insurance Company and is now subject to regulation by the Delaware Insurance Department; and

                  WHEREAS, the Account is now subject to and conforms with the provisions of Section 2932 of the Delaware Insurance Code; and

                  WHEREAS, such Account is registered with the Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Act of 1940; and

                  WHEREAS, the Company desires to establish investment subaccounts within the Account and further reserves the right to add or remove any investment subaccount within the Account as may be deemed necessary or appropriate;

                  NOW, THEREFORE, BE IT RESOLVED, that the following investment subaccounts are hereby established within the Account: the PIMCO High-Yield Bond Subaccount, the PIMCO Total Return Bond Subaccount, the VIP III Contrafund Subaccount, the VIP III Growth Subaccount, the VIP III Growth Opportunity Subaccount, and the VIP III Overseas Subaccount (the "Subaccounts"); and
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                  FURTHER RESOLVED, that the portion of the assets of the
                  Account and the Subaccounts equal to the reserves and other contract liabilities with respect to the Account and Subaccounts shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

                  FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to the Account or the Subaccounts shall, in accordance with the Contracts, be credited to or charged against such Account or Subaccounts without regard to other income, gains or losses of the Company; and

                  FURTHER RESOLVED, that the President or a Vice President are hereby authorized to take all necessary and appropriate action to effectuate the use of the Subaccount, to adopt Rules and Regulations for the administration of the Subaccounts, and to execute any and all agreements, including but not limited to, an agreement with PIMCO Variable Insurance Trust and Variable Insurance Products Fund III, for the provision of services with the Subaccounts.


IN WITNESS WHEREOF, the undersigned, being all the members of the Board of Directors, have executed this Unanimous Consent of Directors as of the 29 day of February, 2000.

/s/ Robert W. Kloss                               /s/ Mehran Assadi
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Robert W. Kloss                                  Mehran Assadi

/s/ Mary Lynn Finelli                             /s/ Alan F. Hinkle
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Mary Lynn Finelli                                Alan F. Hinkle

/s/ James D. Kestner                              /s/ Sarah C. Lange
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James D. Kestner                                 Sarah C. Lange

/s/ James Potter                                  /s/ Linda M. Springer
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James Potter                                     Linda M. Springer

/s/ Joan C. Tucker
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Joan C. Tucker